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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 8, 1997, on our audits of the consolidated financial statements and financial statement schedules of Benchmark Communications Radio Limited Partnership. We also consent to the references to our firm under the captions "Experts".

                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas

August 5, 1997